Exhibit 10.1

RECEIVABLES SALE AGREEMENT

DATED AS OF JUNE 27, 2005

among

ARCH CHEMICALS, INC.,
as an Originator,

ARCH CHEMICALS SPECIALTY PRODUCTS, INC., as an Originator,

ARCH TREATMENT TECHNOLOGIES, INC.
as an Originator,

ARCH WOOD PROTECTION, INC.,
as an Originator,

ARCH PERSONAL CARE PRODUCTS, L.P.,
as an Originator,

and

ARCH CHEMICALS RECEIVABLES CORP.,
as Buyer

TABLE OF CONTENTS

i

Exhibit

Exhibit I	Definitions

Exhibit II	Jurisdiction of Organization; Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	Form of Compliance Certificate

Exhibit V	Copy of Credit and Collection Policy

Exhibit VI	Form of Subordinated Note

Exhibit VII	Form of Purchase Report

Schedules

Schedule A	List of Documents to Be Delivered to Buyer on or Prior to the Purchase
Schedule 1.1	Initial Contributed Receivables

ii

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of June 27, 2005, is by and among ARCH CHEMICALS, INC., a Virginia corporation, ARCH CHEMICALS SPECIALTY PRODUCTS, INC., a Delaware corporation, ARCH TREATMENT TECHNOLOGIES, INC., a Virginia corporation, ARCH WOOD PROTECTION, INC., a Delaware corporation, ARCH PERSONAL CARE PRODUCTS, L.P., a New Jersey limited partnership (each, an “Originator” and collectively, the “Originators”), and ARCH CHEMICALS RECEIVABLES CORP., a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).

PRELIMINARY STATEMENTS

Each Originator now owns, and from time to time hereafter will own, Receivables. Such Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and the Originators and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

Following the purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of June 27, 2005 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Arch Chemicals, Inc. (“Arch Chemicals”), as initial Servicer, Three Pillars Funding LLC (“TPF”), and SunTrust Capital Markets, Inc. (“STCM”), as agent and administrator pursuant to the terms of the Purchase Agreement (in such capacity, the “Administrator”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Amounts and Terms of the Purchase

Section 1.1  Initial Contribution of Receivables.

On the date hereof, each Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from such Originator, Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to the date hereof (the “Initial Cutoff Date”) having an aggregate Outstanding Balance in the amounts set forth on Schedule 1.1 (the “Initial Contributed Receivables”), together with all Related Security relating thereto and all Collections thereof.

Section 1.2  Purchase of Receivables.

(a)  Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of each Originators’ right, title and interest in and to all Receivables existing as of the Initial Cut-Off Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

(b)  On the Monthly Reporting Date, each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a “Purchase Report”) with respect to the Receivables sold by each Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that each Originator deliver, and each Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

(c)  It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, the sale of Receivables hereunder is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing system and all accounts receivable reports generated thereby, each Confidential Contract and its records relating to all other Contracts with a legend reasonably acceptable to Buyer and to the Administrator (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely transferred to Buyer. Upon the request of Buyer or the Administrator (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Administrator (as Buyer’s assignee) may reasonably request; provided, however, that unless and until an Amortization Event or an Unmatured Amortization Event has occurred, none of the Originators shall be required to take any actions to establish, maintain or perfect the Buyer’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions.

Section 1.3  Payment for the Purchase.

(a)  The Purchase Price for the Purchase of Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by Buyer to each Originator on the date hereof, and shall be paid to each Originator in the following manner:

(i)  by delivery of immediately available funds, to the extent of funds on hand to Buyer or made available to Buyer in connection with its subsequent sale of an interest in such Receivables to TPF under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts such Originator has agreed to make as capital contributions such that after giving effect thereto, the Buyer’s Net Worth shall not be less than the Required Capital Amount, and

(ii)  the balance, by delivery of the proceeds of the related subordinated revolving loan from such Originator to Buyer (each, a “Subordinated Loan” and collectively, the “Subordinated Loans”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to the related Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence and purchased by the Buyer after the Initial Cutoff Date shall be due and owing in full by Buyer to the related Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)  With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay, to the relevant Originator, the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to TPF under the Purchase Agreement or other cash on hand; and

second, either (i) by delivery of the proceeds of the related Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii) or (ii) unless such Originator or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.3(a)(ii), each Originator irrevocably agrees to advance each related Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the related Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, TPF.

(c)  From and after the Termination Date, no Originator shall be obligated to (but may, at its option): (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer’s capital pursuant to clause third of Section 1.3(b) unless, in either case, such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

(d)  Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the related Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the related Subordinated Note made pursuant to Section 1.3 and any contribution of capital by an Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

Section 1.4  Purchase Price Credit Adjustments.

If on any day:

(a)  the Outstanding Balance of a Receivable is:

(i)  reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or any other adjustment or otherwise by any Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or,

(ii)  reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(iii)  reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund; or

(iv)  less than the amount included in calculating the Outstanding Balance for purposes of any Purchase Report (for any reason other than such Receivable becoming a Defaulted Receivable or payment in full of the entire Outstanding Balance being made on such Receivable); or

(b)  any of the representations and warranties set forth in Section 2.1(h), Section 2.1(i), Section 2.1(j), Section 2.1(r), Section 2.1(s), Section 2.1(t) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to, in the case of clause (a) above, the amount of such reductions relating to such Receivable and, in the case of clause (b) above, the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then the related Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.

Section 1.5  Payments and Computations, Etc.

All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the related Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.6  Transfer of Records.

(a)  In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to all Receivables sold or contributed by it hereunder, without the need for any further documentation in connection with the Purchase (it being understood and agreed that any Records that are not freely assignable (whether by express provision or by virtue of confidentiality provisions) according to their terms are excluded from such sale, transfer, assignment or conveyance; provided, that upon reasonable request of the Buyer (or its assigns), the applicable Originator will use its reasonable efforts to obtain consent to the assignment from the relevant counterparty). In connection with such transfer, each Originator hereby grants to each of Buyer, the Administrator and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, the applicable Originator hereby agrees that upon the reasonable request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b)  Each Originator (i) shall take such action requested by Buyer and/or the Administrator (as Buyer’s assignee), from time to time hereafter, that may be reasonably necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from the Originators hereunder ; provided, however, that the applicable Originator shall not be required to take any actions with respect to its Records other than those required by Sections 1.6(a) and 4.1(e) hereto unless and until an Unmatured Amortization Event has occurred, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrator and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.7  Characterization.

If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a security interest in all of such Originator’s right, title and interest, whether now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Article II

Representations and Warranties

Section 2.1  Representations and Warranties of each Originator.

Each Originator with respect to itself, hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase and on each date that any Receivable comes into existence that:

(a)  Existence and Power. Such Originator’s jurisdiction of organization is correctly set forth in Exhibit II to this Agreement and such jurisdiction is its sole jurisdiction of organization. Such Originator is duly organized under the laws of its jurisdiction of organization and is a “registered organization” as defined in the UCC in effect in such jurisdiction. Such Originator is validly existing and in good standing under the laws of its jurisdiction of organization, and no other state or jurisdiction, and as to which such state or jurisdiction must maintain a public record showing the organization to have been organized. Such Originator is qualified to do business and is in good standing as a foreign entity, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)  Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator’s use of the proceeds of the Purchase made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(c)  No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)  Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)  Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against it, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body which default could reasonably be expected to have a Material Adverse Effect.

(f)  Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)  Accuracy of Information. All information (other than any projection or other forward-looking information) heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information (other than any projection or other forward-looking information) hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact.

(h)  Use of Proceeds. No portion of any Purchase Price payment hereunder will be used by such Originator (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended other than the repurchase of equity securities of Arch Chemicals so long as such repurchase does not violate Sections 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)  Good Title. Immediately prior to the Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of the Receivables created by it and (ii) is the legal and beneficial owner of the Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator’s ownership interest in each Receivable, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), each Originator’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of any Originator that secure payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of a financing statement under Article 9 of the UCC and proceeds of the foregoing.

(j)  Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), each Originator’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of any Originator that secure payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of a financing statement under Article 9 of the UCC and proceeds of the foregoing. Such Originator’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.

(k)  Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator’s Federal Employer Identification Number is correctly set forth on Exhibit II.

(l)  Collections. The conditions and requirements set forth in subclause (i) of Section 4.1(i) have at all times since June 27, 2005, been satisfied and duly performed. The conditions and requirements set forth in subclause (ii) of Section 4.1(i) have been satisfied from and after the Closing Date. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)  Material Adverse Effect. Since March 31, 2005, no event has occurred that would have a Material Adverse Effect.

(n)  Names. The name in which such Originator has executed this Agreement is identical to the name of such Originator as indicated on the public record of its state of organization which shows such Originator to have been organized. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o)  Ownership of Buyer. Arch Chemicals owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(p)  Not a Holding Company or an Investment Company. Such Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)  Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)  Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

(s)  Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)  Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)  Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

(v)  Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(w)  Contract Provisions. Except for customary adjustments in the ordinary course of business, no Contract with respect to any Receivable contains provisions that either (i) permit or provide for any reduction in the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (ii) could otherwise hinder the ability to receive Collections with respect to such Receivable.

Article III

Conditions of Purchase

Section 3.1  Conditions Precedent to Purchase.

The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the Closing Date those documents listed on Schedule A and (c) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2  Conditions Precedent to Subsequent Purchases.

Each Purchase after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by each Originator that such statements are then true):

(i)  the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date, except to the extent such representations and warranties are expressly limited to an earlier date; and

(ii)  no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the related Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Article IV

Covenants

Section 4.1  Affirmative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator, with respect to itself hereby covenants as set forth below:

(a)  Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

(i)  Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Arch Chemicals and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by KPMG LLP, independent public accountants or any other independent public accountants of recognized national standing.

(ii)  Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Arch Chemicals and its consolidated Subsidiaries as at the close of each such period and consolidated statements of income and a statement of cash flows for Arch Chemicals and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, principal accounting officer, treasurer or corporate controller.

(iii)  Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Originator’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)  Shareholders Statements and Reports. Promptly after becoming publicly available to the shareholders of such Originator, copies of all financial statements, reports and proxy statements furnished to them.

(v)  S.E.C. Filings. Promptly after becoming publicly available, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)  Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrator or TPF, copies of the same if such notice, request, consent, financial statements, certification, report or other communication can reasonably be expected to have an adverse effect on the Receivables, the Related Security or the Buyer’s (or its assigns) rights therein.

(vii)  Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrator’s, as Buyer’s assignee) consent thereto.

(viii)  Other Information. Promptly, from time to time, such other information, documents, records or reports relating to (i) the financial condition or operations of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement or (ii) the Receivables as the Buyer (or its assigns) may reasonably request.

Information required to be delivered pursuant to paragraphs (i), (ii), (iv) and (v) of this Section 4.1(a) shall be deemed to have been delivered by the date indicated therein, provided that such information has been filed with the Securities and Exchange Commission by such date; provided further that the Originator shall deliver paper copies of the statements, reports, financial statements and other information referred to in paragraph (i), (ii), (iv) and (v) of this Section 4.1(a) to the Buyer promptly upon request following such filing.

(b)  Notices. Such Originator will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)  Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of such Originator.

(ii)  Judgment and Proceedings. (A) The entry of any judgment or decree against such Originator or any of its Subsidiaries if the amount of such judgment or decree then outstanding against such Originator and its Subsidiaries exceeds $5,000,000 after deducting (1) the amount with respect to which such Originator or any such Subsidiary is insured and with respect to which the insurer has not disclaimed responsibility in writing, and (2) the amount for which such Originator or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)  Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)  Defaults Under Other Agreements. The occurrence of a default that could lead to an event of default or an event of default under any other financing arrangement in a principal amount greater than or equal to $5,000,000 pursuant to which such Originator is a debtor or an obligor.

(c)  Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the preceding sentence, it is expressly understood and agreed that any Originator may merge or consolidate with, or transfer all or substantially all of its assets to, any other Originator , so long as Buyer (or its assigns) shall have received such approvals, opinions or documents as it may reasonably request.

(d)  Audits. In addition to information that may be required pursuant to Section 4.1(a)(viii), each Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Each Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts (other than any Confidential Contract (except for any Confidential Contract as to which the related Obligor has consented to such disclosure or which may be disclosed to others who are subject to a confidentiality agreement) as to which the disclosure thereof cannot be satisfied by the execution and delivery of a confidentiality agreement), and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that so long as no Termination Event has occurred and is continuing, (A) such Originator shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the Buyer (or its assigns) will not request more than four (4) Reviews in any one calendar year.

(e)  Keeping and Marking of Records and Books.

(i)  Such Originator will, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, in each such case as reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)  Such Originator will on or prior to the date hereof, mark its master data processing system and all accounts receivable reports generated thereby, each Confidential Contract and its records relating to all other Contracts with a legend, reasonably acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the Receivable Interests of the Administrator (on behalf of TPF and its assigns) under the Purchase Agreement.

(f)  Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, in each case to the same extent as though such Contracts had not been transferred to the Buyer, but only to the extent there would not be an adverse effect upon the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)  Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of such Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request); provided, however, that unless and until an Amortization Event or an Unmatured Amortization Event has occurred, none of the Originators shall be required to take any actions to establish, maintain or perfect the Buyer’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions.

(h)  TPF’s Reliance. Such Originator acknowledges that the Administrator and TPF are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the “separateness covenants” set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i)  Collections. Such Originator will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

(j)  Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

Section 4.2  Negative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator, with respect to itself, hereby covenants that:

(a)  Change in Name, Jurisdiction of Organization. Such Originator will not change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC) in such jurisdiction, (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given Buyer (or its assigns) at least thirty (30) days’ prior written notice thereof and (B) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

(b)  Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)  Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any material change or material amendment to the Credit and Collection Policy unless, at least 30 days prior to such material change or material amendment, it has delivered to the Buyer (or its assigns) a copy of the Credit and Collection Policy then in effect and notice (i) indicating such proposed change or amendment, and (ii) if such proposed change would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrator’s, as Buyer’s assignee) consent thereto. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)  Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, (i) the creation of the interests therein in favor of Buyer (and its assigns) provided for herein or in any other Transaction Document and (ii) in connection with any transaction permitted by Section 4.1(c)), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory the sale of which gives rise to any Receivable.

(e)  Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any manner other than the sale or capital contributions of the Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Receivables and the Related Security by such Originator to Buyer except (i) to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles and (ii) in accordance with applicable tax principles, each Purchase and contribution is ignored for tax reporting purposes.

(f)  Contract Provisions. Except for customary adjustments in the ordinary course of business, such Originator will not permit any Contract with respect to any Receivable to contain provisions that either (i) permit or provide for any reduction in the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (ii) could otherwise hinder the ability to receive Collections with respect to such Receivable.

Article V

Termination Events

Section 5.1  Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)  Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure shall continue for three (3) consecutive Business Days, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days.

(b)  (i) Any representation or warranty made by any of the Originators in this Agreement or the Receivables Purchase Agreement shall prove to have been incorrect in any respect when made or deemed made, (ii) any information contained in any Monthly Report shall prove to have been incorrect in any respect when made, or (iii) any representation, warranty, certification or statement (other than relating to projections or other forward-looking information) made by any of the Originators in any other Transaction Document or in any other document delivered pursuant hereto or thereto (other than in a Monthly Report) shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Termination Event unless such event is unremedied for a period of ten (10) Business Days after the earlier to occur of (i) written notice thereof shall have been given by the Buyer (or its assigns) to the applicable Originator or (ii) an Authorized Officer of such Originator shall have actual knowledge thereof or should have had knowledge thereof if such Authorized Officer had exercised reasonable care in the performance of his or her duties; provided, further that no grace period shall apply to Sections 2.1(f), 2.1(i), 2.1(j), 2.1(n), 2.1(p) and 2.1(u); and provided further no such event shall constitute a Termination Event if the Seller have timely paid to the Administrator the Purchase Price Credit required to be paid as a result of such event in accordance with Section 1.4.

(c)  Failure of any Originator to pay any Indebtedness when due in excess of $5,000,000 (after giving effect to any applicable grace periods); or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)  an Event of Bankruptcy shall occur with respect to any Originator or any of its Subsidiaries.

(e)  A Change of Control shall occur.

(f)  One or more final judgments of a court of competent jurisdiction for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against any Originator or any of its Subsidiaries on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

(g)  This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Originator, or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or Buyer (or its assigns) shall cease to have a valid and perfected first priority security interest in the Receivables, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), each Originator’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of any Originator that secure payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of financing statements under Article 9 of the UCC and proceeds of the foregoing, or any Person shall contest the Buyer’s perfected first priority ownership interest in that portion of the Related Security in which perfection cannot be accomplished under Article 9 of the relevant UCC, or the Buyer (or its assigns) shall incur any loss resulting from any Originator’s failure to perfect Buyer’s ownership interest in that portion of the Related Security in which perfection cannot be accomplished under Article 9 of the relevant UCC.

(h)  The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables or the Related Security or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables or the Related Security and any such lien shall not have been released within the earlier to occur of (i) seven (7) days after the date of such filing and (ii) the day on which the Buyer (or any of its assigns) becomes aware of such filing.

(i)  Any Plan of any Originator or any of its ERISA Affiliates:

(i)  shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

(ii)  is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii)  shall require any Originator or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv)  results in a liability to any Originator or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

(j)  Any other event shall occur which has, or could be reasonably expected to have a Material Adverse Effect.

Section 5.2  Remedies.

Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VI

Indemnification

Section 6.1  Indemnities by Originators.

Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

(a)  Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)  Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)  taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or in the case of an individual, primary resident) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transaction contemplated hereby, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by TPF of Receivable Interests under the Purchase Agreement as a loan or loans by TPF to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, an Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

(i)  any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii)  the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)  any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)  any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)  any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)  the commingling of Collections of Receivables at any time with other funds;

(vii)  any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)  any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)  any Termination Event described in Section 5.1(d);

(x)  any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of such Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim except for Adverse Claims in favor of the Buyer and its assigns;

(xi)  the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii)  any action or omission by such Originator which reduces or impairs the rights of Buyer (or its assigns) with respect to any Receivable or the value of any such Receivable;

(xiii)  any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xiv)  the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by Buyer.

Section 6.2  Other Costs and Expenses.

Each Originator shall pay to Buyer promptly on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Originator shall pay to Buyer promptly on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

Article VII

Miscellaneous

Section 7.1  Waivers and Amendments.

(a)  No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Administrator and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

Section 7.2  Notices.

All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, ten (10) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3  Protection of Ownership Interests of Buyer.

(a)  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder; provided, however, that unless and until an Amortization Event or an Unmatured Amortization Event has occurred, none of the Originators shall be required to take any actions to establish, maintain or perfect the Buyer’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions. During the occurrence and continuance of an Unmatured Amortization or an Amortization Event, Buyer (or its assigns) may, at the related Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement. During the occurrence and continuance of an Unmatured Amortization or an Amortization Event, Buyer (or its assigns) may direct any Originator (and if any Originator fails to do so) Buyer (or its assigns) may direct that payments of all amounts due or that become due under any or all Receivables be made directly to an account specified by the Buyer or its designee which may be an account of the Buyer (or its assigns).

(b)  If any Originator fails to perform any of its obligations hereunder, Buyer (and Administrator, as Buyer’s assignee) may (but shall not be required to) upon notice to such Originator perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and Administrator, as Buyer’s assignee) at any time and from time to time in the sole discretion of Buyer (or such assignee), and appoints Buyer (and such assignee) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute (if required) on behalf of such Originator as debtor or seller and to file financing statements necessary or desirable in Buyer’s (or such assignee’s) sole discretion to perfect and to maintain the perfection and priority of the ownership interest of Buyer in the Receivables and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or Administrator, as Buyer’s assignee) in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s ownership interest in the Receivables. This appointment is coupled with an interest and is irrevocable. (A) Each Originator hereby authorizes Buyer (and Administrator, as Buyer’s assignee) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without further authorization of such Originator, in such form and in such offices as Buyer (or such assignee) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (and Administrator, as Buyer’s assignee) hereunder, (B) each Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrator (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) each Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrator (as Buyer’s assignee) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrator (as Buyer’s assignee).

Section 7.4  Confidentiality.

(a)  Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and any confidential or proprietary information with respect to TPF and TPF’s business obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator’s directors, external accountants and attorneys and in accordance with any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(b)  Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrator, SunTrust Bank or TPF by each other, (ii) by Buyer, the Administrator, SunTrust Bank or TPF to any prospective or actual assignee or participant of any of them and (iii) by the Administrator to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to TPF or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which STCM or one of its affiliates acts as the administrator and/or agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, TPF, SunTrust Bank and the Administrator may disclose any such nonpublic information in accordance with any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)  Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Administrator, TPF and SunTrust Bank, (ii) to any prospective or actual assignee or participant who executes a confidentiality agreement for the benefit of any Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to TPF, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body; provided each such Person is informed of the confidential nature of such information.

Section 7.5  Bankruptcy Petition.

(a)  Each of the Originators and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of TPF, it will not institute against, or join any other Person in instituting against, TPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)  Each of the Originators covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6  Limitation of Liability.

Except with respect to any claim arising out of the willful misconduct or gross negligence of TPF, the Administrator or any Liquidity Bank, no claim may be made by any Originator or any other Person against TPF, the Administrator or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7  CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

Section 7.8  CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.9  WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10  Integration; Binding Effect; Survival of Terms.

(a)  This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)  This Agreement shall be binding upon and inure to the benefit of each Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Administrator, for the benefit of TPF and its assigns, its rights, remedies, powers and privileges hereunder and that the Administrator may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Administrator, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Administrator in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11  Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,”“Section,”“Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ARCH CHEMICALS, INC.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Treasurer

Address: US Mail: 501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856-5204 Hand Delivery: 501 Merritt 7 Norwalk, CT 06851 Attention: Corporate Secretary Phone: (203) 229-2900 Fax: (203) 229-2713

[additional signatures to follow]

ARCH CHEMICALS SPECIALTY PRODUCTS, INC.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Treasurer

Address:
US Mail:
c/o Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

Hand Delivery:
c/o Arch Chemicals, Inc.
501 Merritt 7
Norwalk, CT 06851

Attention: Corporate Secretary
Phone: (203) 229-2900

ARCH TREATMENT TECHNOLOGIES, INC.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Vice President and Treasurer

Address:
US Mail:
c/o Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

Hand Delivery:
c/o Arch Chemicals, Inc.
501 Merritt 7
Norwalk, CT 06851

Attention: Corporate Secretary
Phone: (203) 229-2900
Fax: (203) 229-2713

[additional signatures to follow]

ARCH WOOD PROTECTION, INC.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Treasurer

Address:
US Mail:
c/o Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

Hand Delivery:
c/o Arch Chemicals, Inc.
501 Merritt 7
Norwalk, CT 06851

Attention: Corporate Secretary
Phone: (203) 229-2900
Fax: (203) 229-2713

ARCH PERSONAL CARE PRODUCTS, L.P.

By:	Arch PCI, Inc., as general partner

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Vice President and Treasurer

Address:
US Mail:
c/o Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

Hand Delivery:
c/o Arch Chemicals, Inc.
501 Merritt 7
Norwalk, CT 06851

Attention: Corporate Secretary
Phone: (203) 229-2900
Fax: (203) 229-2713

[additional signatures to follow]

ARCH CHEMICALS RECEIVABLES CORP.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Title: Vice President and Treasurer

Address:
US Mail:
c/o Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

Hand Delivery:
c/o Arch Chemicals, Inc.
501 Merritt 7
Norwalk, CT 06851

Attention: Corporate Secretary
Phone: (203) 229-3576
Fax: (203) 229-3143

[end of signatures]

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement (hereinafter defined).

Administrator: As defined in the Preliminary Statements to the Agreement.

Agreement: The Receivables Sale Agreement, dated as of June 27, 2005, between each Originator and Buyer, as the same may be amended, restated or otherwise modified.

Buyer: As defined in the preamble to the Agreement.

Calculation Period: Each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

Credit and Collection Policy: Each Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

Default Fee: A per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

Discount Factor: A percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

Initial Contributed Receivables: As defined in Section 1.1.

Initial Cutoff Date: As defined in Section 1.1.

Material Adverse Effect: A material adverse effect on (i) the financial condition or operations of Arch Chemicals and its Subsidiaries taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator’s, Buyer’s, the Administrator’s or TPF’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

Net Worth: As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the sum of (A) the aggregate Outstanding Balance of the Receivables at such time and (B) the aggregate cash and cash equivalents held, over (ii) the sum of (1) the Aggregate Invested Amount outstanding at such time, plus (2) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

Organizational Documents: For any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

Original Balance: With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

Originator: As defined in the preamble to the Agreement.

Purchase: The purchase pursuant to Section 1.2(a) of the Agreement by Buyer from any Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

Purchase Agreement: The meaning set forth in the Preliminary Statements to the Agreement.

Purchase Price: With respect to the Purchase, the aggregate price to be paid by Buyer to any Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of such Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

Purchase Price Credit: As defined in Section 1.4 of the Agreement.

Purchase Report: As defined in Section 1.2(b) of the Agreement.

Receivable: All indebtedness and other obligations owed by any Obligor in the United States or Canada to any Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which any Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or the related Originator treats such indebtedness, rights or obligations as a separate payment obligation; it being understood that any Receivable for which the Buyer has received a Purchase Price Credit pursuant to Section 1.4(b) in an amount equal to the full Outstanding Balance thereof shall not constitute a Receivable hereunder.

Related Security: With respect to any Receivable:

(i)  all of the related Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)  all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)  all service contracts and other contracts and agreements associated with such Receivable,

(v)  all Records related to such Receivable,

(vi)  all of such Originator’s right, title and interest in each Lock-Box and each Collection Account, and

(vii)  all proceeds of any of the foregoing;

provided, however, that “Related Security” shall not include any Restricted Contract to the extent the assignment or transfer of, or the creation, attachment, perfection or enforcement of a security interest in, such Restricted Contract is not authorized by Section 9-406(d) of the UCC as in effect in each relevant jurisdiction.

Reportable Event: Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Required Capital Amount: As of any date of determination, an amount equal to the greater of (i) 3% of the Purchase Limit under the Purchase Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Loss Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and (B) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement.

Restricted Contract: Any Contract that contains an enforceable provision affirmatively restricting the assignment of the related Originator’s rights under such Contract to another Person where such provision does not include any exception that could permit such an assignment to Buyer (other than obtaining the consent of another Person (other than the Originator) if required by such Contract) or the breach of which provision would result in the termination of such Contract.

Subordinated Loan: As defined in Section 1.3(a) of the Agreement.

Subordinated Note: A promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Tax Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Termination Date: The earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to any Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer’s receipt of written notice from the Originators that they wish to terminate the facility evidenced by this Agreement.

Termination Event: As defined in Section 5.1 of the Agreement.

Unmatured Termination Event: An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless otherwise specified, all terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit II

Jurisdiction of Organization; Places of Business; Locations of Records;
Federal Employer Identification Number(s); Other Names

ARCH CHEMICALS, INC.

Jurisdiction of Organization: Virginia

Principal places of business:

501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856-5204 (CHIEF EXECUTIVE OFFICE)

P.O. Box 547 2450 Olin Road Brandenburg, KY 40108-0547

1200 Lower River Road Charleston, TN 37310

350 Knotter Drive Cheshire, CT 06410

960 I-10 at West Lake Lake Charles, LA 70602

P.O. Box 28 1 Industrial Road McIntosh, AL 36553-0028

100 McKee Road P.O. Box 205 Rochester, NY 14601-0205

Location(s) of Records:

501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856-5204

P.O. Box 547 2450 Olin Road Brandenburg, KY 40108-0547

1200 Lower River Road Charleston, TN 37310

350 Knotter Drive Cheshire, CT 06410

960 I-10 at West Lake Lake Charles, LA 70602

P.O. Box 28 1 Industrial Road McIntosh, AL 36553-0028

100 McKee Road P.O. Box 205 Rochester, NY 14601-0205

Federal employer identification number(s):

xx-xxxxxxx

Legal, Trade & Assumed Names:

JPL Corporation (former name from Aug. 25, 1998 through Nov. 5, 1998)

ARCH CHEMICALS SPECIALTY PRODUCTS, INC.

Jurisdiction of Organization: Delaware

Principal places of business:

501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204
(CHIEF EXECUTIVE OFFICE)

6550 South Mountain Road
Queen Creek, AZ 85242

P.O. Box 10099
Mesa, AZ 85216

Location(s) of Records:

501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204

6550 South Mountain Road
Queen Creek, AZ 85242

Federal employer identification number(s):

xx-xxxxxx

Legal, Trade & Assumed Names:

Olin Hunt Specialty Products, Inc. (former name from Dec. 31, 1990 through Feb. 9, 1999)

ARCH PERSONAL CARE PRODUCTS, L.P.

Jurisdiction of Organization: New Jersey

Principal places of business:

70 Tyler Place
South Plainfield, N.J. 07080
(CHIEF EXECUTIVE OFFICE)

Location(s) of Records:

70 Tyler Place
South Plainfield, N.J. 07080

Federal employer identification number(s):

xx-xxxxxx

Legal, Trade & Assumed Names:

None

ARCH WOOD PROTECTION, INC.

Jurisdiction of Organization: Delaware

Principal places of business:

1955 Lake Park Drive
Suite 250
Smyrna, GA 30080
(CHIEF EXECUTIVE OFFICE)

3941 Bonsal Road
Conley, GA 30288

Location(s) of Records:

1955 Lake Park Drive
Suite 250
Smyrna, GA 30080
3941 Bonsal Road
Conley, GA 30288

Federal employer identification number(s):

xx-xxxxxx

Legal, Trade & Assumed Names:

Hickson Corporation (former name from Nov. 9, 1988 through Dec. 18, 2000)
Hickson Timber Protection (DBA in South Carolina)
HUSA Corp. (DBA in Texas)

ARCH TREATMENT TECHNOLOGIES, INC.

Jurisdiction of Organization: Virginia

Principal places of business:

1955 Lake Park Drive
Suite 250, Smyrna, GA 30080

Location(s) of Records:

1955 Lake Park Drive
Suite 250, Smyrna, GA 30080

Federal employer identification number(s):

xx-xxxxxxx

Legal, Trade & Assumed Names:

None

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

• PNC Bank, National Association Treasury Management Two Tower Center, 17th Floor East Brunswick, NJ 08816
Lock Box: P.O. Box 640060 Pittsburgh, PA 15264-0060	Collection Account Number: XXXXXXX

• The Northern Trust Company 50 South LaSalle Street Chicago, Illinois 60675
Lock Box: P.O. Box 92892 Chicago, IL 60675-2892 Lock Box: P.O. Box 91410 Chicago, IL 60675	Collection Account Number: XXXXX Collection Account Number: XXXXX

• JP Morgan Chase Bank One Chase Manhattan Plaza New York, NY 10081
Lock Box: P.O. Box 910724 Dallas, TX 75391-0724	Collection Account Number: XXX-XXX-XXXX

• The Toronto-Dominion Bank Transit 1104 77 Bloor St W Toronto, Ontario M5S1M2
Lock Box: P.O. Box 6100 Postal Station F Toronto, ON M4Y2Z2 Lockbox: T6260	Collection Account Number: XXXXXXXXXXX (Canadian Dollars)

• Wachovia Bank 191 Peachtree Street Atlanta, GA 30303
Lock Box:
P.O. Box 101308
Atlanta, GA 30392-1308

P.O. Box 945582
Atlanta, GA 30394-5582

P.O. Box 930597
Atlanta, GA 31193

P.O. Box 932727
Atlanta, GA 31193

P.O. Box 75335
Charlotte, NC 28275-0335

P.O. Box 751822
Charlotte, NC 28275-1822

Collection Account Number: XXXXXXXXXXXX XXXXXXXXXXXX XXX-XXXX-XXX-XXX XXX-XXXX-XXX-XXX XXXXXXXXXXXXX XXXXXXXXXXXXX

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to Section 4.1(a)(iii) of that certain Receivables Sale Agreement dated as of June 27, 2005, between [Originator Name] (“Originator”) and certain of its affiliates, as sellers, and Arch Chemicals Receivables Corp., as buyer (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.   I am the duly elected ______________ of Originator.

2.   I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial conditions of Arch and its Subsidiaries during the accounting period covered by the attached financial statements.

3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[4.   Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Arch Chemicals and its Subsidiaries have taken, are taking, or propose to take with respect to each such condition or event: _______________________________].

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.

_____________________________
[Name]

Exhibit V

Credit and Collection Policy

[see attached]

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 1 of 13

CREDIT AND COLLECTION POLICY

CREDIT

1.	OBJECTIVES

➢	Credit sales are made only to customers having the financial ability to pay.
➢	Collections are made for all credit sales.
➢	All write-offs of uncollectible customer account balances are authorized.

2.	CREDIT CONTROL & CREDIT LINE ESTABLISHMENT

2.1  Control Considerations

1.
Credit department operations are to be separate from the marketing or sales function. This is necessary to ensure the independent credit judgment essential for protection of the company’s investment in trade accounts receivable.

2.
Credit approval authority resides with the Director, Corporate Credit, or in the case of decentralized credit management, credit approval authority is to be designated and delegated by the senior finance management of each division or subsidiary (See Exhibit A, Table of Authority, Credit Line Approval Levels). Such delegation is to be in writing, and is to state the credit line amount beyond which higher management approval is required. It is permissible to re-delegate credit approval authority to additional personnel within the credit function or finance, as appropriate.

3.
Credit terms are to be approved by the business segment’s General Manager or Financial Officer, or by their delegate, and by the Director of Corporate Credit, as required (see special credit terms, section 2.6 below). In the case of decentralized divisions and subsidiaries, credit terms are to be approved by the senior manager and senior credit executive of such entities.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 2 of 13

2.2 Credit Applications

1.
Applications for credit terms may result from correspondence direct from customers, or as a result of contacts with prospective customers by marketing or sales personnel. The sales or customer service representative contacted by the customer is required to have the customer complete the Arch Chemicals Customer Information Application (See Exhibit C for attached copy), or to complete a comparable credit application or credit information form. All such credit applications are to be promptly forwarded to the Director of Corporate Credit, or to a designated credit manager or analyst, for handling.

2.	The Arch Chemicals credit application, or other similar form utilized by the customer or Arch business segment, should generally contain the following information:

▪	Customer's name and address

▪	Names and titles of customer contacts
▪	Bank and trade references

▪	Estimated annual or monthly sales volume

▪	Credit line requested

▪	Tax-exempt status

▪	Signatures (i.e., Applicant, Arch Sales Manager, Arch Credit Manager)

3.
If the sales to the prospective customer will be tax exempt, the customer is to supply a copy of their tax exemption certificate with their credit application. Corporate Credit or the local credit office should maintain a copy of the certificate for use by the Corporate Tax Dept.

2.3 Credit Investigation

1.
Upon receipt of a request or application for credit, credit investigations should be started promptly. The extent of a particular credit investigation is dependent upon many factors, such as the potential number and dollar volume of orders, the size of a one-time order, available credit information, etc. Some sources of information are:

▪	Dun & Bradstreet (D&B)
▪	Credit group reports
▪	Bank and trade reference checks (at least three)
▪	Customer financial statements, either audited or unaudited

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 3 of 13

2.
The Credit department should contact three of the customer’s trade references using the Trade Credit Reference Request (see Exhibit D for attached copy) or a similar credit inquiry tool. When necessary, a D&B or comparable credit bureau report, and bank references should also be obtained and reviewed. Bank references are generally difficult to obtain and may be of limited value, therefore processing of the customer’s credit application should not be unduly delayed in order to seek a bank reference.

3.	Credit investigations involving customers located in foreign countries may also potentially include assessments of the following risk factors before credit is approved:
▪	Commercial law variation
▪	Stability of the country in which the customer is located
▪	Availability of foreign exchange
▪	Financial statement variation (i.e., accounting method differences)

2.4 Credit Limit Amounts

New customer accounts are to be established only when properly authorized by the credit function. The responsible credit manager, analyst or other designated individual, in consultation with the management of the business unit, is to establish the criteria for granting credit limits to customers. The criteria should be such that:

1.
Credit will be provided to customers in sufficient amounts to maximize sales, while at the same time controlling exposure to minimize bad debt losses. The attached schedule of Dun & Bradstreet Ratings and Credit Lines may be used as a general reference guide.

2.
Credit limit amounts or exposure levels are to be determined by the Director of Credit, or by a person designated by the business segment financial management, upon completion of the credit investigation.

3.
Credit limit amounts represent a credit limit beyond which a manager of the credit function is to specifically approve each additional order, unless an overriding credit rating (See Exhibit B) or credit risk code in the system has been designated for the customer in question. (See Exhibit A, Table of Credit Line Authority)

4.
Credit files are to be maintained and kept current. Files for new customers should include a credit application, completed trade credit references, and other credit information and/or financial statement data (See Credit History section 2.5)

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 4 of 13

5.	The following information shall be entered into the customer’s master records: a credit limit, credit risk code (if a systematic risk code tool exists), and a credit review date, if required.

6.	All credit limits and credit risk category codes are subject to review and change if any of the following occur:

a.	Information is received indicating an unfavorable change in credit agency rating, adverse report from suppliers or bank, adverse report from sales rep., etc.

b.	Remittances are not received in accordance with agreed-upon terms of payment.

c.	Customers’ orders exceed their credit limit.

It is then the responsibility of the Credit function to review the affected customers’ credit limits and risk categories.

7.
Accounts with a historically good payment record and no measurable credit risk, may be assigned a credit limit and risk code sufficient to meet their anticipated requirements. This is intended to see that all of the customer’s purchasing requirements will be met.

8.
Restrictions are to be placed on accounts commensurate with specific credit risks. Customers deemed to be poor credit risks may be denied credit altogether and sold only on a secured or cash-in-advance basis.

9.	Credit limit amounts and credit files are to be reassessed by the credit department on an ongoing basis and adjusted as necessary to reflect any changes in credit risk.

10.
Credit limit amounts, or any changes thereto, are to be promptly furnished to Sales & Marketing as requested, for their use in dealing with customers, and as requested, to any departments involved in the checking of credit prior to accepting and/or shipping customer orders.

11.	All changes to credit limit amounts shall be documented in writing or electronically on the accounts receivable or SAP system, and should include:
▪	Customer name and address
▪	Credit limit amount and any applicable restrictions
▪	The person approving the credit

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 5 of 13

2.5 Credit History Files

As much as possible, the SAP system, or a comparable online system, is to serve as an electronic credit file, reflecting relevant notes and documentation on credit lines and risk codes, and dates and reasons for changes to same. If possible, Dun & Bradstreet or similar credit bureau reports are also to be retained in an electronic filing system, utilizing desktop or server based software, or a similar shared database, that is accessible to credit department personnel.

In addition, hard copy customer credit history files should be maintained. These files may include such customer credit information as:
▪	Customer Information Application or credit application form (this may not be available for customers of many years standing)
▪	Sales Tax Exemption information, if applicable
▪	Trade references
▪	Financial statements, if available
▪	D&B or other credit bureau hard copy reports and relevant alerts
▪	Relevant information from newspapers (electronic or paper) or trade publications
▪	Information provided by various credit reporting services
▪	Information provided by the customer or Sales

The accounts receivable system and credit history files are to be checked for past credit standings, to determine if the name of a former customer appears on a new customer credit application. Any amounts previously written off as uncollectible debts should be pursued for possible recovery.

2.6 Special Credit Terms

The authorized standard payment terms for Arch Chemicals (domestic) are Net 30. Payment terms for exports made from the U.S. to International customers may vary from 60 to 90 days or more, based on country risk and industry and local practice. Standard payment terms for International subsidiaries and affiliates, and any exceptions to these, are to be determined by the general management and finance/credit management of these businesses.

Any special terms arrangements increase the working capital required to conduct operations, and adversely affect A/R turnover and DSO. Consequently, any request from customers or

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 6 of 13

sales personnel for special credit terms are to be made in writing, and should be approved by the segment/division’s head of Sales, General Manager and/or its Finance Officer. These special terms are then to be presented to the Director, Corporate Credit, or to the appropriate business segment manager responsible for credit management.

Exceptions:

Ordinarily, special payment terms other than Net 30 are justified only to meet a competitive situation and if the sale would otherwise be lost. In order to justify such a competitive credit terms exception, the customer should supply Sales with written proof of such competitive terms, in the form of a P.O. or invoice copy.

Following are some additional examples of specific credit terms exceptions:

▪	In support of the shipment of seasonal products and for early buy programs, such as for HTH water chemicals.

▪	In exchange for payment by electronic funds transfer (EFT) or ACH.

2.7 Terms for EFT Payments (Electronic Funds Transfer)

EFT terms arrangements for domestic U.S. customers shall be coordinated with and approved by Corporate Treasury and Corporate Credit. If the customer requires extra days as a condition for making EFT payments, Corporate Treasury and Corporate Credit must be consulted.

Any additional dating terms allowed to domestic U.S. customers that pay by EFT should not exceed 4 days, unless approved by Treasury and the Director of Corporate Credit. Such additional terms, if granted, are intended as an incentive to do EFT and/or in compensation for the customer’s perceived loss of mail and check float.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 7 of 13

Trade A/R COLLECTION

3.1 Monitoring Accounts Receivable for Past Due Balances

Open customer accounts must be monitored to determine past due balances that may require follow-up, and to provide all necessary information required to enforce collection.

1.
Monitoring open customer accounts may be accomplished during the order entry process and through a regular review of customer Aged Trial Balance reports. In addition, during the cash application process, customer accounts may be reviewed and necessary action taken to clear aged deductions and questionable items. However, all adjustments resulting from such action must be approved in writing or in accordance with established procedures (i.e., credit memo approval process, etc.).

2.	Aged accounts receivable balances and ATB reports are to be reviewed periodically (at least quarterly), to identify unusual open items and customers who are becoming slow-pay accounts, etc.

3.
When departments other than the credit function are responsible for monitoring open customer balances, the system must ensure that all appropriate past due information is provided to the credit function for its use in effecting collection and managing credit risk.

4.
Comments should be made on-line in any relevant system fields where text notes may be recorded (e.g., in SAP’s Credit Master Sheet, or in its Display Customer Line Items or DMC screens). Customer service, credit analysts or other responsible personnel are to document their findings in these notes and/or in other written form (e.g., on copies of ATB reports) to serve as a document of collections efforts and to be supplied to credit personnel, as needed.

3.2 Accounts Receivable Collection Practices

Credit functions, accounts receivable staff and at times Customer Service, may be responsible for working together to collect past due balances, and to review and resolve payment discrepancies. Whatever collections methods are used, (see general guidelines in section

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 8 of 13

3.2.4 below), any additional or detailed collections procedures should be in writing and should be consistently followed. Each function shall have access to ATB reports and customer’s A/R displays on the system, as required to effect collection of accounts receivable.

1.
During the cash application process, deductions (short payments) should be assigned reason codes, if the system provides this capability, in order to facilitate subsequent investigation and resolution.

2.	Appropriate notations of the collections actions taken are to be made in the online system or in another relevant tracking tool, and/or placed in the credit file to document the follow-up.

3.	Detailed collection practices and the system of follow-up on past due accounts may vary depending on the type of business or on the marketing methods of each business unit.

4.	Guidelines and examples of some past due account actions and collection follow-up that should be taken are:
▪	Past dues are to be identified by a regular online review of customer account balances, or by the periodic review (e.g., monthly) of customers’ Aged Trial Balance (ATB) reports.
▪	A customer contact should be made (by phone, fax or email) once an invoice has gone past due beyond accepted payment terms in excess of an acceptable time period.
▪
Generally, this collections contact should be made as early as one day and no later than 30 days after invoice due date. Active collections follow-up may vary by business, however it is encouraged to begin as early as 10 to 15 days after due date.

▪	Telephone or email contact should seek to identify reasons for delinquency and to assure prompt payment of both the delinquent item(s) and all other obligations.
▪
A commitment should be sought for payment resolution by a certain date, with customers’ promises and payment information (e.g., check number, check date, date mailed, check amount) recorded in the online system or in a manual file or report.

▪
As appropriate, action dates for follow-up collection calls should be used and noted in an online system (e.g. SAP’s DMC), in Microsoft Outlook, in an electronic calendar, or in another appropriate reminder, “tickler system,” or work prioritization tool.

▪	Statements shall be faxed or mailed to delinquent customers, as appropriate.
▪	Reminder letters shall be sent to delinquent customers, as appropriate.
▪	Sales representatives and/or customer service may assist in the collections effort.

5.
Each business unit may establish the point beyond which interest may potentially be charged on past due customer balances. Rates to be charged should not be less than those that Arch must pay when obtaining short term financing. Consideration should be given to the ultimate collectibility of interest charges, and the need to monitor that any such charges that are assessed do not become stale receivables.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 9 of 13

given to the ultimate collectibility of interest charges, and the need to monitor that any such charges that are assessed do not become stale receivables.

3.3 Use of Collection Agencies

1.
Seriously past due accounts are to be placed in the hands of a professional collection agency or lawyer only after all other collection efforts have been exhausted. Sales shall be notified and a final demand letter shall be sent to the customer before placing a debt.

2.
The approval of the Director of Credit, or of the affiliate/business segment’s credit manager or credit authority, is required when placing an account with an outside collection agency. Subsequently, Credit should consult with Legal to obtain necessary approval prior to commencing a lawsuit for collection, if the suit is for a material amount, and/or it has the potential for a counter claim on breach of contract or product liability.

3.
Following placement for collection, Corporate Credit or the business segment’s credit professional is to closely monitor the collection efforts of the collection agency until either the customer makes a satisfactory arrangement to pay the past due account or the collection agency has determined the account to be uncollectible.

3.4 Accounts Receivable Write-offs

See CAP 83.0 for detailed policy and procedures on Doubtful Accounts and Bad Debts.

1.	Financial Officers or their delegates must approve all write-offs of uncollectible accounts.

2.
Periodically, but at least annually, past due accounts and accounts placed for collections are to be reviewed with the Financial Officer, or with the affiliate/subsidiary finance manager, to assess whether any write-offs are appropriate.

3.
Estimated bad debts shall also be analyzed periodically, in order to determine the adequacy of the Bad Debt Reserve. Corporate Credit, or the responsible credit professional of the affiliate or business segment, should assist in the identification of potentially uncollectible accounts for this reserve analysis.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 10 of 13

4.
The determination that an account balance is uncollectible shall be made in consultation with Corporate Credit and the financial officers of the business segments. In the case of International subsidiaries and affiliates, this decision shall be made by the credit and finance management of the business. Upon write-off approval, accounts will be transferred to the Allowance for Doubtful Accounts.

5.
When collection agencies recommend write-offs of accounts that have been only partially collected, customers should be contacted to confirm amounts paid. This will serve as a check on the accuracy of agency remittances.

6.
Accounts written off as uncollectible may nevertheless be able to pay some percentage of the outstanding balance at a later date. Therefore, credit files on these accounts are to be maintained and periodically followed up by the credit functions, regardless of whether the customer became bankrupt, went out of business, or refused to pay.

3.5 Credits to A/R

Credits may be granted from time to time consistent with the applicable sections of the separate Accounts Receivable Trade (CAP 61.1) and Billing (CAP 81.1) policies.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 11 of 13

Modification

Amendment and modification to contracts for credit sales shall be made consistent with this Credit and Collection Policy, and with Corporate policies and procedures.

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 12 of 13

Exhibit A

Table of Authority
Credit Line Approval Levels

Amount in Dollars

Vice President & Treasurer	Over $5 million

Director, Corporate Credit	Up to $5 million

Financial Officers	Up to $2 million

Finance Director / Subsidiary Finance	Up to $1 million

Credit Manager	Up to $500,000

Senior / International Credit Analyst	Up to $100,000

Credit Analyst	Up to $50,000

 Corporate Accounting Procedure
Procedure Number: CAP 82.1
Contact: Glenn Lifrieri, Director of Corporate Credit
Effective: September 2004
Supercedes: March 2002
Page: 13 of 13

Exhibit B

Dun & Bradstreet Ratings and Pre-Authorized Credit Limits

The existence of a positive D&B rating indicating a customer’s financial strength and credit capacity, can be used as a guideline for establishing a credit limit, provided that no negative information exists from other credit sources.

The D&B rating must be “in date” or current, and it should be reviewed periodically for any negative revisions.

“Grade 1”	Credit Line	“Grade 2”	Credit Line
D&B Rating	Pre-Authorized Guideline	D&B Rating	Pre-Authorized Guideline

5A1	500,000	5A2	400,000
4A1	400,000	4A2	300,000
3A1	250,000	3A2	200,000
2A1	200,000	2A2	100,000
1A1	100,000	1A2	75,000
BA1	50,000	BA2	40,000
BB1	40,000	BB2	30,000
CB1	30,000	CB2	20,000
CC1	25,000	CC2	15,000
DC1	20,000	DC2	15,000
DD1	15,000	DD2	10,000
EE1	10,000	EE2	5,000

Exhibit VI

Form of Subordinated Note

SUBORDINATED NOTE

______________, 200_

1.   Note. FOR VALUE RECEIVED, the undersigned, Arch Chemicals Receivables Corp., a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] [partnership]*** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (a) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (b) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of June 27, 2005 between Originator and certain of its affiliates, as sellers, and SPV, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.   Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3.   Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

4.   Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the SPV’s Net Worth would be less than the Required Capital Amount. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrator or TPF under that certain Receivables Purchase Agreement dated as of June 27, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among SPV, Arch Chemicals, Inc., as initial Servicer, Three Pillars Funding LLC and SunTrust Capital Markets, Inc., as agent and administrator for TPF and its liquidity providers (in such capacity, the “Administrator”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrator, TPF and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which the “Aggregate Invested Amount” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrator for the benefit of the Senior Claimants.

5.   Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount and the Senior Claim (including “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrator for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6.   Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrator for the benefit of TPF and its assigns.

7.   GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8.   Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.   Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrator, and any such attempted transfer shall be void.

ARCH CHEMICALS RECEIVABLES CORP.

By:	/s/
Name: Title:

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

Exhibit VII

[Form of] Purchase Report

For the Calculation Period beginning [date] and ending [date]

TO: BUYER AND THE AGENT (AS BUYER’S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold during the period:	$_____________		A
Less: Aggregate Outstanding Balance of all Receivables sold during such period which were not Eligible Receivables on the date when sold:	($____________)		(B)
Equals: Aggregate Outstanding Balance of all Eligible Receivables sold during the period (A - B):		$___________	=C
Less: Purchase Price discount during the Period:	($____________)		(D)
Equals: Gross Purchase Price Payable during the period (C - D)		$____________	=E
Less: Total Purchase Price Credits arising during the Period:	($____________)		(F)
Equals: Net Purchase Price payable during the Period (E - F):		$____________	=G

Cash Purchase Price Paid to Originator during the Period:	$_____________		H
Subordinated Loans made during the Period:	$_____________		I
Less: Repayments of Subordinated Loans received during the Period:	($____________)		(J)
Equals: Purchase Price paid in cash or Subordinated Loans during the period (H + I - J):		$_____________	=K
Aggregate Outstanding Balance of Receivables contributed during the Period:	$_____________		L

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE PURCHASE

1.   Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2.   Copy of the Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.

3.   A certificate of each Originator’s [and, if applicable, its general partner’s] Secretary or Assistant Secretary certifying:

(a)   A copy of the Resolutions of its Board of Directors (or comparable body), authorizing its execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;

(b)   A copy of its Organizational Documents (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of its jurisdiction of organization on or within thirty (30) days prior to the Closing Date);

(c)   Good Standing Certificates for such Person issued by the Secretaries of State of its state of organization and the state where it maintains its chief executive office; and

(d)   The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder.

4.   Pre-filing state and federal tax lien, judgment lien and UCC lien searches dated within thirty (30) days of the Closing Date against each Originator from the following jurisdictions:

(a)   Jurisdiction of Organization

(b)   Location of chief executive office

5.   Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

6.   Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator.

7.   Executed Collection Account Agreements for each Lock-Box and Collection Account.

8.   A favorable opinion of legal counsel for the Originators (and, if applicable, its general partner) reasonably acceptable to the Administrator which addresses the following matters and such other matters as the Administrator may reasonably request:

(a)   due authorization, execution, delivery, enforceability and other corporate matters with respect to each of the Originators (and such general partner);

(b)   the creation of a first priority perfected security interest in favor of the Buyer (and the Administrator for the benefit of the Secured Parties as its assignee) in (1) all of the Receivables and (2) all proceeds of any of the foregoing;

(c)   the existence of a “true sale” of the Receivables from Originators to the Buyer under the Receivables Sale Agreement;

(d)   the inapplicability of the doctrine of substantive consolidation to Buyer and any Originator or its affiliates or in connection with any bankruptcy proceeding involving Buyer, any Originator or such affiliates.

9.   A Certificate of each Originator’s chief financial officer or treasurer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.

10.   Executed copies of all consents from and authorizations by any Persons and all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

11.   Executed Subordinated Note by Buyer in favor of each Originator.

12.   If applicable, a direction letter executed by each Originator authorizing Buyer (and the Administrator, as its assignee) and directing warehousemen to allow Buyer (and the Administrator, as its assignee) to inspect and make copies from each Originator’s books and records maintained at off-site data processing or storage facilities.

Schedule 1.1

INITIAL CONTRIBUTED RECEIVABLES

$4,693,701.48